COLLABORATIVE RESEARCH AGREEMENT

This COLLABORATIVE RESEARCH AGREEMENT (“Agreement”) is entered into as of April 4, 2003 (the “Effective Date”) by and between PFIZER INC., a Delaware corporation, having an office at 235 East 42nd Street, New York, New York 10017 and its Affiliates (“Pfizer”), and MEDAREX, INC., a New Jersey corporation, with a principal place of business at 707 State Road, Princeton, New Jersey 08540, and GENPHARM INTERNATIONAL, INC., a wholly owned subsidiary of Medarex, Inc., (together “Medarex”). Each of Medarex and Pfizer is sometimes referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, Medarex has expertise in the UltiMAb Human Antibody Development systemSM; and

WHEREAS, Medarex owns or is licensed under the patents and patent applications set forth in Exhibit A attached to and made part of this Agreement; and

WHEREAS, Pfizer has the capability to undertake research for the discovery and evaluation of agents for treatment of disease and also the capability for clinical analysis, manufacturing and marketing with respect to therapeutic agents;

WHEREAS, Pfizer and Medarex enter into this Agreement to discover and develop patentable therapeutic antibody agents;

NOW, THEREFORE, the parties agree as follows:

1. Definitions

Whenever used in this Agreement, the terms defined in this Section 1 shall have the meanings specified.

1.1 “Additional Mouse” shall mean a HAC Mouse™ or a KM-Mouse™ and “Additional Mice” shall mean more than one Additional Mouse.

1.2 “Additional Technology” shall mean the Kirin Technology (as defined in the Kirin Agreement) and the KM Technology.

1.3 “Affiliate” means, with respect to a party, any corporation or other legal entity owning, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of such party; any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by such party or any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by a corporation or other legal entity which owns, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of such party.

1.4 “Antibody Materials” shall mean any and all genes and DNA sequences, including vectors containing same, that code for an Antibody and any hybridoma that produces an Antibody Product. References in the Agreement to a “Antibody Materials” shall include (a) cells expressing or secreting such Antibody Product or containing nucleotide sequences (whether coding or non-coding) with respect to the expression of such Antibody Product, and (b) nucleotide sequences (whether coding or non-coding) with respect to the expression of such Antibody Product (or a fragment of such entire Antibody Product containing that portion of such Antibody Product conferring binding specificity for an Immunization Antigen and/or Research Antigen).

1.5 “Antibody Product” shall mean any fully human monoclonal antibody, or fragment thereof, with a unique amino acid sequence that has been generated against a Target Antigen pursuant to the Research Plan. By way of clarification, (i) Antibody Products with different amino acid sequences shall be deemed to be different Antibody Products, irrespective of whether they bind to the same Target Antigen, and (ii) any single chain antibody that is derived from an Antibody Product shall be deemed to be the same Antibody Product as the Antibody Product from which it is derived.

1.6 “Area” means research or development with respect to the discovery and development of therapeutic Antibody Products directed against a Target Antigen useful in the treatment or prevention of human disease.

1.7 “Contract Period” means the period beginning on the Effective Date and ending on the date on which this Agreement terminates.

1.8 “HAC Mouse™” shall have the meaning set forth in the Kirin Agreement and “HAC Mice” shall mean more than one HAC Mouse; provided, however, the HAC Mice shall be as they exist as of the date of the Kirin Agreement and shall in no event include any Improvements, as such term is defined in the Kirin Agreement.

1.9 “HuMAb Mice” shall mean Medarex’s proprietary immunizable transgenic mice containing unrearranged human immunoglobulin heavy and light chain transgenes, each inserted into mouse chromosomes, which are commonly known as “HuMAb Mice”.

1.10 “Kirin Agreement” shall mean the Collaboration and License Agreement, between Kirin Brewery Company, Ltd. (“Kirin”) and Medarex, dated September 4, 2002, a redacted form of which is attached to and made a part of this Agreement as Exhibit B.

1.11 “KM-Mouse™” shall have the meaning set forth in the Kirin Agreement. “KM Mice” shall mean more than one KM Mouse™; provided, however, the KM Mice shall be as they exist on the date of the Kirin Agreement and shall in no event include any Improvements, as such term is defined in the Kirin Agreement.

1.12 “KM Technology” shall mean the KM Know-How (as defined in the Kirin Agreement) and the KM Patent Rights (as defined in the Kirin Agreement).

1.13 “License Agreement” means the License and Royalty Agreement attached hereto as Exhibit C entered into by and between Pfizer and Medarex as of the Effective Date.

1.14 “Licensed Antibody Product” shall have the meaning defined in the License Agreement.

1.15 “Medarex Confidential Information” means all information about any element of the Medarex or Program Technology which is disclosed by Medarex to Pfizer and designated “Confidential” in writing by Medarex, to the extent that such information as of the date of disclosure to Pfizer is not (i) known to Pfizer other than by virtue of a prior confidential disclosure to Pfizer by Medarex; or (ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of Pfizer; or (iii) obtained from a third party free from any obligation of confidentiality to Medarex.

1.16 “Medarex Patent Rights” shall mean:

(a) the Valid Claims of Medarex’s patents and patent applications, listed in Exhibit A, and patents issuing on them, including any divisions, continuation, continuation-in-part, renewal, extension, reexamination, reissue or foreign counterpart thereof; and

(b) all inventions deemed patentable within Medarex Technology including all the Valid Claims of patent applications, whether domestic or foreign, claiming such patentable inventions, including all continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof..

1.17 “Medarex Technology” means Technology, other than Additional Technology, that is or was:

(a) developed by employees of or consultants to Medarex alone or jointly with third parties prior to the Effective Date; or

(b) acquired by purchase, license, assignment or other means from third parties by Medarex prior to the Effective Date.

1.18 “Mice Materials” shall mean any parts or derivatives of HuMAb Mice or Additional Mice, including without limitation, hybridomas (other than hybridomas that produce an Antibody Product or fragment thereof), cells or other biological materials derived directly or indirectly therefrom, but excluding all Antibody Products and Antibody Materials.

1.19 “Patent Rights” shall mean:

(a) the Medarex Patent Rights and the Program Patent Rights; and

(b) all patent rights in and to inventions within Pfizer Technology including all the Valid Claims of patent applications, whether domestic or foreign, claiming such patentable inventions, including all continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof.

1.20 “Pfizer Confidential Information” means all information about any element of Pfizer or Program Technology which is disclosed by Pfizer to Medarex and designated “Confidential” in writing by Pfizer, to the extent that such information as of the date of disclosure to Medarex is not (i) known to Medarex other than by virtue of a prior confidential disclosure to Medarex by Pfizer; or (ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of Medarex; or (iii) obtained from a third party free from any obligation of confidentiality to Pfizer.

1.21 “Pfizer Technology” means Technology that is or was:

(a) developed by employees of or consultants to Pfizer alone or jointly with third parties prior to the Effective Date.

(b) acquired by purchase, license, assignment or other means from third parties by Pfizer prior to the Effective Date.

1.22 “Production Process Technology” shall mean materials, technology, technical and non-technical information, know-how, expertise and trade secrets relating to the production, purification, evaluation, characterization, stability assessment, vialing and distribution, manufacture and release of antibodies.

1.23 “Program Patent Rights” shall mean all patent rights in and to inventions within the Program Technology, including all the Valid Claims of patent applications, whether domestic or foreign, claiming such patentable inventions, including all continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof.

1.24 “Program Technology” means Technology that is or was developed by employees of or consultants to Pfizer or Medarex solely or jointly with each other in the course of performing the Research Program including without limitation (i) Antibody Products, (ii) cells that express or secrete Antibody Products and (iii) materials derived from Antibody Products or cells that express or secrete Antibody Products; provided, however that HuMAb Mice, Additional Mice and other human antibody transgenic animals owned by Medarex, and immunized in the course of conducting the Research Program, and any Mice Materials and Antibody Materials shall remain Medarex Technology.

1.25 “Research Plan” means the written plan describing the research and development in the Area to be carried out by Pfizer and Medarex pursuant to this Agreement. The Research Plan is attached to and made a part of this Agreement as Exhibit D, as amended from time to time, pursuant to section 2.

1.26 “Research Program” is the collaborative research program in the Area conducted by Pfizer and Medarex pursuant to the Research Plan.

1.27 “Target Antigen” means the target molecule identified by Pfizer and accepted by Medarex pursuant to Section 2.1.3 for which Pfizer designs immunogens to be delivered to Medarex for the discovery of antibodies under the Research Program.

1.28 “Technology” means and includes all materials, technology, technical and non-technical information, know-how, expertise and trade secrets within the Area; provided that neither (a) Production Process Technology nor (b) Toxin Technology shall be deemed to be Technology hereunder.

1.29 “Toxin Technology” shall mean materials, technology, technical and non-technical information, know-how, expertise and trade secrets relating to toxins and/or the conjugation of toxins to monoclonal antibodies or to fragments or derivatives of monoclonal antibodies.

1.30 “Valid Claim” means a claim within Patent Rights so long as such claim shall not have been disclaimed by Pfizer (in the case of Patent Rights within the Pfizer Technology) or by Medarex (in the case of Patent Rights within the Medarex Technology) or both (in the case of Program Patent Rights) and shall not have been held invalid in a final decision rendered by a tribunal of competent jurisdiction from which no appeal has been or can be taken.

2. Collaborative Research Program

2.1.1 Purpose. Medarex and Pfizer shall conduct the Research Program throughout the Contract Period. All Technology in the Area developed in the course of performing the Research Plan will become part of the Program Technology. The objective of the Research Program is to discover and develop Antibody Products.

2.1.2 Research Plan. The general Research Plan is described in the attached Exhibit D. Each amendment to the Research Plan, if any, for each Target Antigen, agreed to by the parties pursuant to Section 2.1.3, shall be appended to Exhibit D and made part of this Agreement.

2.1.3 Amendments to the Research Plan. Pfizer shall from time to time, in its sole discretion, discuss with Medarex the research and development of Target Antigens, during the term of this Agreement; provided, however, that Medarex shall not be obligated to agree to work on a Target Antigen proposed by Pfizer or grant any rights or obligations with respect to such Target Antigens or antibodies to them. If Medarex accepts a Target Antigen, the parties shall adopt an amendment to the Research Plan during the ensuing one hundred and eighty (180) day period.

2.1.4 Medarex agrees to a three-year period of exclusivity with respect to Medarex immunizing mice with each Target Antigen. Said three year period will begin following acceptance and receipt of said Target Antigen from Pfizer.

2.2 Steering Committee

2.2.1 Purpose. Pfizer and Medarex shall establish a Steering Committee (the “Steering Committee”):

(a) to review and evaluate progress under the Research Plan;

(b) to prepare the Research Plan, and any amendments thereto, for Target Antigens; and

(c) to coordinate and monitor publication of research results, and the exchange of information and materials that relate to, the Research Program. (This function shall survive the termination of this Agreement).

2.2.2 Membership. Pfizer and Medarex each shall appoint, in its sole discretion, three members to the Steering Committee. Substitutes may be appointed at any time.

The members initially shall be:

Pfizer Appointees:      [***]

Medarex Appointees: [***]

2.2.3 Chair. The Steering Committee shall be chaired by two co-chairpersons, one appointed by Pfizer and the other appointed by Medarex.

2.2.4 Meetings. The Steering Committee shall meet at least quarterly, at places selected by each party in turn and on dates mutually agreed by the parties. The location of the first meeting of the Steering Committee shall be at Pfizer’s election. Representatives of Pfizer or Medarex or both, in addition to members of the Steering Committee, may attend such meetings at the invitation of either party.

2.2.5 Minutes. The Steering Committee shall keep accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all Steering Committee members within five (5) business days after each meeting. The party choosing the location for the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the co-chairpersons and shall be issued in final form only with their approval and agreement.

[***]	REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2.2.6 Decisions. All technical decisions of the Steering Committee shall be made by majority of the members, with final authority residing with Pfizer in the event of a tie vote. Notwithstanding the foregoing or any other provision of this Agreement (i) The Research Plans may only be amended as mutually agreed by Pfizer and Medarex and approved by the Steering Committee, and (ii) except as Medarex may otherwise agree, Medarex shall only be obligated under this Agreement to perform research activities in accordance with such Research Plan.

2.2.7 Expenses. Pfizer and Medarex shall each bear all expenses of their respective members related to their participation on the Steering Committee.

2.3 Reports and Materials.

2.3.1 Reports. During the Contract Period, Pfizer and Medarex each shall furnish to the Steering Committee:

(a) summary written reports within fifteen (15) days after the end of each stage of the Research Plan describing the progress under the Research Plan; and

(b) comprehensive written reports within thirty (30) days after the end of each calendar year during the Contract Period, describing in detail the work accomplished by it under the Research Plan during that year and discussing and evaluating the results of such work.

2.3.2 Materials. Medarex and Pfizer shall, during the Contract Period, as a matter of course as described in the Research Plan, or upon each other’s written or oral request, furnish to each other samples of biochemical, biological or synthetic chemical materials which are part of Pfizer Technology, Medarex Technology or Program Technology;excluding HuMAb Mice, Additional Mice or other human antibody transgenic animals owned by Medarex. To the extent that Pfizer requests and Medarex provides quantities of materials in excess of the quantities required to be provided under the Research Plan, Pfizer shall reimburse Medarex for the reasonable costs of such materials as per Section 3.2.

2.4 Laboratory Facilities and Personnel. Medarex shall provide suitable laboratory facilities, equipment and personnel for the work to be done by Medarex in carrying out the Research Program.

2.5 Diligent Efforts. Pfizer and Medarex each shall use reasonably diligent efforts to achieve the objectives of the Research Program. Medarex shall perform the studies outlined in the Research Plan and Pfizer will use reasonably diligent efforts to assist Medarex in each Research Plan.

3. Funding the Research Program.

3.1 Pfizer will fund the research to be performed by Medarex, pursuant to this Agreement, by paying Medarex the amount of [***] dollars [***] upon Medarex acceptance of a Target Antigen, an additional [***] dollars ($[***]) upon adoption of each amendment to the Research Plan for each Target Antigen under Section 2.1.3, and an additional [***] dollars ($[***]) for the delivery to Pfizer of quantities of antibodies that bind to a Target Antigen as described in Stage II of the Research Plan.

3.2 Pfizer will pay Medarex for any additional work requested of Medarex by Pfizer that is not covered in the Research Plan as, as amended, at the rate of $[***]/hr/FTE. The additional work will be described in writing by the Steering Committee and attached to Exhibit D.

3.3. Each payment pursuant to this Agreement shall be paid by Pfizer in U.S. currency by wire transfer in immediately available funds to an account designated by Medarex, or by other mutually acceptable means within thirty (30) days after receipt and acceptance by Pfizer of the invoice from Medarex.

3.4 Medarex shall keep for three (3) years from the conclusion of each year complete and accurate records of its expenditures of payments received by it from Pfizer under Section 3.2.3. The records shall conform to good accounting principles as applied to a similar company

[***]	REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

similarly situated. Pfizer shall have the right at its own expense during the term of this Agreement and during the subsequent three-year period to appoint an independent certified public accountant reasonably acceptable to Medarex to inspect said records to verify the accuracy of such expenditures, pursuant to the Research Plan. Upon reasonable notice by Pfizer, Medarex shall make its records available for inspection by the independent certified public accountant during regular business hours at the place or places where such records are customarily kept, to verify the accuracy of the expenditures. This right of inspection shall not be exercised more than once in any calendar year and not more than once with respect to records covering any specific period of time. All information concerning such expenditures, and all information learned in the course of any audit or inspection, shall be deemed to be Medarex Confidential Information, except to the extent that it is necessary for Pfizer to reveal the information in order to enforce any rights it may have pursuant to this Agreement or if disclosure is required by law. The failure of Pfizer to request verification of any expenditures before or during the three-year period shall be considered acceptance by Pfizer of the accuracy of such expenditures, and Medarex shall have no obligation to maintain any records pertaining to such report or statement beyond such three-year period. The results of such inspection, if any, shall be binding on the parties.

4. Treatment of Confidential Information

4.1 Confidentiality

4.1.1 Pfizer and Medarex each recognize that the other’s Confidential Information constitutes highly valuable, confidential information. Subject to the terms and conditions of Sections 4.2 and 4.3, and the License Agreement, Pfizer and Medarex each agree that during the term of this Agreement and for five (5) years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Medarex Confidential Information or Pfizer Confidential Information, as the case may be, that is disclosed to it, or to any of its Affiliates pursuant to this Agreement. Except in performance of the Research Program and as provided in Section 5, neither Pfizer nor Medarex nor any of their respective Affiliates shall use such Confidential Information of the other party. For the purposes of this Section 4, it is understood that Program Technology shall be deemed Confidential Information of both parties.

4.1.2 Subject to Pfizer’s and Medarex’s rights and obligations under this Agreement, both parties agree that any disclosure of the other’s Confidential Information to any officer, employee or agent of the other party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its responsibilities under this Agreement and shall be limited to the maximum extent possible consistent with such responsibilities. Subject to Pfizer’s and Medarex’s rights and obligations under this Agreement, both parties agree not to disclose the other’s Confidential Information to any third parties under any circumstance without written permission from the other party. Each party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of each other’s Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information. Each party, upon the other’s request, will return all the Confidential Information disclosed to it by the other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request upon the termination of this Agreement except for one (1) copy which may be kept for the purpose of complying with continuing obligations under this Agreement.

4.1.3 Medarex and Pfizer each represent that all of its employees, and any consultants to such party, participating in the Research Program who shall have access to Program Technology, the Technology of the other (Pfizer Technology or Medarex Technology, as the case may be) or Confidential Information of the other (Pfizer Confidential Information or Medarex Confidential Information, as the case may be) are bound by agreement to maintain such information in confidence.

4.2 Publication. Notwithstanding any matter set forth with particularity in this Agreement to the contrary, results obtained in the course of the Research Program may be submitted for publication following scientific review by the Steering Committee and subsequent approval by Medarex’s and Pfizer’s managements. After receipt of the proposed publication by both Pfizer’s and Medarex’s managements written approval or disapproval shall be provided within thirty (30) days for a manuscript, within fourteen (14) days for an abstract for presentation at, or inclusion in the proceedings of a scientific meeting, and within fourteen (14) days for a transcript of an oral presentation to be given at a scientific meeting. If Pfizer or Medarex determines that the subject matter includes material requiring patent protection, it will notify the other party, and upon such notification submission for publication will be delayed an additional sixty (60) days to permit patent filing.

4.3 Publicity. Except as required by law, neither party may disclose the terms of this Agreement nor the research described in it without the written consent of the other party, which consent shall not be unreasonably withheld.

4.4 Permitted Disclosure.

4.4.1 Disclosure Required by Law. If either party is requested to disclose the Confidential Information in connection with a legal or administrative proceeding or is otherwise required by law to disclose the Confidential Information, such party will give the other party prompt notice of such request. The disclosing party may seek an appropriate protective order or other remedy or waive compliance with the provisions of this Agreement. If such party seeks a protective order or other remedy, the other party will cooperate. If such party fails to obtain a protective order or waive compliance with the relevant provisions of this Agreement, the other party will disclose only that portion of Confidential Information which its legal counsel determines it is required to disclose.

4.4.2 Disclosure of Inventions. Each party shall promptly inform the other about all inventions in the Area within the Program Technology that are made in the course of carrying out the Research Program by employees of, or consultants to, either of them solely, or jointly with employees of, or consultants to the other.

4.5 Restrictions on Transferring Materials. Each Party recognizes that the biological and biochemical materials which are part of Pfizer Technology, Medarex Technology or Program Technology, represent valuable commercial assets. Therefore, throughout the Contract Period and for five (5) years thereafter, each Party agrees that it will not transfer such materials of the other Party to any third party, unless prior written consent for any such transfer is obtained from such other Party.

5. Intellectual Property Rights. The following provisions relate to rights in the intellectual property developed or acquired by or for Medarex or Pfizer, or both, during the course of carrying out the Research Program.

5.1 Ownership. All Medarex Confidential Information and Medarex Technology shall be owned by Medarex. All Pfizer Confidential Information and Pfizer Technology shall be owned by Pfizer. All Program Technology shall be jointly owned by Medarex and Pfizer, except for Antibody Materials and Mice Materials generated during the course of conducting the Research Program, and any inventions directly related thereto, which shall included in Medarex Technology.

5.2 Grants of Research Licenses.

5.2.1 Medarex and Pfizer each grants to the other a nonexclusive, irrevocable, worldwide, royalty-free, perpetual license, including the right to grant sublicenses to Affiliates, to make and use the other party’s Technology and Confidential Information for all research purposes other than the sale or manufacture for sale of products or processes except that this license does not include the Additional Technology, the HuMAb Mice, the Additional Mice or other human antibody transgenic animals owned by Medarex or Mice Materials related thereto.

5.2.2 Medarex grants to Pfizer a co-exclusive, irrevocable, worldwide, royalty-free, perpetual license, including the right to grant sublicenses to Affiliates, to make and use Antibody Materials for Pfizer’s own research purposes other than the sale or manufacture for sale of products or processes, provided that such license shall not include any rights to Antibody Materials that are derived from the Additional Technology, the Additional Mice or Mice Materials related thereto.

5.3 Option to Include Additional Mice and Additional Technology.

5.3.1 Subject to Section 5.3.2, on an Antigen-by-Antigen basis, Medarex hereby grants to Pfizer an option to expand the rights granted in the research license pursuant to Section 5.2 with respect to a particular Target Antigen to include rights with respect to the Additional Technology and the Additional Mice (and Mice Materials derived from such Additional Mice) (each, an “Additional Technology Research Option”).

5.3.2 Pfizer shall have a right to exercise an Additional Technology Research Option with respect to a Target Antigen, as follows. Pfizer shall provide to Medarex notice of its exercise of such option, and upon receipt of such notice Medarex shall notify Kirin that Medarex exercises a Medarex Reservation License (as defined in the Kirin Agreement) with respect to such Target Antigen. Subject to Section 5.3.3 below, upon Medarex’s providing such notice to Kirin, the terms and conditions of the research license granted to Pfizer pursuant to Section 5.2 shall be be amended such that references to “Medarex Technology” shall include Medarex’s interests in and to the “Additional Technology”; provided, however, that in the case of any such rights granted by Medarex to Pfizer as part of a sublicense under such Medarex Reservation License, shall be subject to the terms of the Kirin Agreement. Notwithstanding the foregoing, Medarex’s obligations to immunize Additional Mice on behalf of Pfizer shall be subject to the availability of Medarex’s supply of such Additional Mice.

5.3.3 If Pfizer exercises one or more Additional Technology Research Options pursuant to Section 5.3.2, the duration of the research license (the “Additional Technology Research License Period”) as it applies to the Additional Mice and the Additional Technology shall be six (6) months from the date on which Medarex notifies Kirin pursuant to Section 5.3.2 of this Agreement that Medarex desires to exercise a Medarex Reservation License with respect to such Antigen. If Pfizer desires to extend the Additional Technology Research License Period with respect to such Target Antigen, it shall be permitted to extend such period during the term of this Agreement, each such extension being for an additional six-month period, in each case by providing to Medarex written notice of Pfizer’s desire to extend not later than twenty (20) days prior to the expiration of original six (6) month period, or in the case of any extension period, not later than twenty (20) days prior to the expiration of such extension period.

6. Provisions Concerning the Filing, Prosecution and Maintenance of Program Patent Rights. The following provisions relate to the filing, prosecution and maintenance of Program Patent Rights during the term of this Agreement:

6.1 Filing, Prosecution and Maintenance by Medarex. With respect to Program Patent Rights, Medarex shall have the exclusive right and obligation:

(a) Hire independent patent counsel acceptable to Pfizer, to file applications for letters patent on patentable inventions included in Program Patent Rights; provided, however, that Medarex shall consult with Pfizer pursuant to Section 6.1.1 and regarding countries in which such patent applications should be filed and shall file patent applications in those countries where Pfizer requests that Medarex file such applications; and, further provided, that Medarex, at its option and expense, may file in countries where Pfizer does not request that Medarex file such applications;

(b) to take all reasonable steps to prosecute all pending and new patent applications included within Program Patent Rights;

(c) to respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed by third parties against the grant of letters patent for such applications;

(d) to maintain in force any letters patent included in Program Patent Rights by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such letters patent were granted; and

(e) to cooperate fully with, and take all necessary actions requested by, Pfizer in connection with the preparation, prosecution and maintenance of any letters patent included in Program Patent Rights.

Medarex shall notify Pfizer in a timely manner of any decision to abandon a pending patent application or an issued patent included in Program Patent Rights. Thereafter, Pfizer shall have the option, at its expense, of continuing to prosecute any such pending patent application or of keeping the issued patent in force.

6.1.1 Copies of Documents. Medarex and Pfizer shall provide to each other copies of all patent applications that are part of Program Patent Rights and all documents relating to prosecution of all such patent applications in a timely manner prior to filing, for the purpose of obtaining substantive comment of the other party’s patent counsel. Medarex and Pfizer shall provide to the other every six (6) months a report detailing the status of all patent applications that are a part of Program Patent Rights.

6.1.2 Reimbursement of Costs for Filing, Prosecuting and Maintaining Program Patent Rights. Within thirty (30) days of receipt of invoices from Medarex, Pfizer shall reimburse Medarex for all the costs of filing, prosecuting, responding to opposition and maintaining patent applications and patents in countries where Pfizer requests that patent applications be filed, prosecuted and maintained. Such reimbursement shall be in addition to other funding payments under this Agreement and shall include such costs of all activities described in 6.1 (a)-(e) above. However, Pfizer may, upon sixty (60) days notice, request that Medarex discontinue filing or prosecution of certain patent applications in any country and discontinue reimbursing Medarex for the costs of filing, prosecuting, responding to opposition or maintaining such patent application or patent in any country. Medarex shall pay all costs in those countries in which Pfizer requests that Medarex not file, prosecute or maintain patent applications and patents, but in which Medarex, at its option, elects to do so.

6.1.3 Pfizer shall have the right to file on behalf of and as an agent for Medarex all applications for, and take all actions necessary to obtain patent extensions pursuant to 35 USC Section 156 and foreign counterparts with respect to the Program Patent Rights to the extent that such extensions are available by reason of a Licensed Antibody Product under the License Agreement during the period the License Agreement is in effect. Medarex agrees to sign such further documents and take such further actions as may be requested by Pfizer in this regard, at Pfizer’s expense.

6.2 Neither party may disclaim a Valid Claim within Program Patent Rights without the consent of the other.

7. Acquisition of Rights from Third Parties.

During the Contract Period, Medarex and Pfizer shall each promptly notify each other of any and all opportunities to acquire in any manner from third parties, technology or patents or information which it elects to use in the course of performing the Research Program. Each of Medarex and Pfizer shall decide, in its sole discretion, if such rights should be acquired by it in connection with the Research Program and, if such rights shall be acquired by both Parties, whether and how any such acquisition costs in connection therewith should be apportioned between the parties. It is understood that nothing herein shall obligate either party to obtain such rights or, if it does acquire such rights, to make such rights available for use in the Research Program. If acquired such rights shall become part of the Confidential Information, Technology or Patent Rights, whichever is appropriate, of the acquiring party, or Program Technology, as the case may be.

8. Other Agreements. Concurrently with the execution of this Agreement, Medarex and Pfizer shall enter into the License Agreement appended to and made part of this Agreement as Exhibit C. This Agreement and the License Agreement are the sole agreements with respect to the subject matter and supersede all other agreements and understandings between the parties with respect to same.

9. Term, Termination and Disengagement.

9.1 Term. Unless sooner terminated, as provided below or extended, by mutual agreement of the parties, this Agreement shall expire five years following the Effective Date.

9.2 Events of Termination. The following events shall constitute events of termination (“Events of Termination”):

(a) any written representation or warranty by Medarex or Pfizer, or any of its officers, made under or in connection with this Agreement shall prove to have been incorrect in any material respect when made;

(b) Medarex or Pfizer shall fail in any material respect to perform or observe any term, covenant or understanding contained in this Agreement or in any of the other documents or instruments delivered pursuant to, or concurrently with, this Agreement, and any such failure shall remain unremedied for thirty (30) days after written notice to the failing party.

9.3 Termination.

9.3.1 Upon the occurrence of any Event of Termination, the party not responsible may, by written notice to the other party, terminate this Agreement.

9.3.2 If this Agreement is terminated pursuant to Section 9.3.1, the License Agreement shall not automatically terminate, but instead shall terminate or expire in accordance with its terms.

9.4 Termination of this Agreement by either party will not terminate the licenses granted pursuant to Section 5.2.

9.5 Termination of this Agreement for any reason shall be without prejudice to:

(a) the rights and obligations of the parties provided in Sections 4, 5, 6, 12 and 15;

(b) Medarex’s right to receive all payments accrued under Section 3; or

(c) any other remedies which either party may otherwise have.

10. Representations and Warranties. Medarex and Pfizer each represents and warrants as follows:

10.1 It is a corporation duly organized, validly existing and is in good standing under the laws of the State of New Jersey and Delaware, respectively; is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

10.2 The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulations, order, writ, judgment, injunctions, decree, determination award presently in effect having applicability to it or any provision of its certificate of incorporation or by-laws or (c) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

10.3 This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor’s rights generally.

10.4 It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.

10.5 It has good and marketable title to or valid leases or licenses for, all of its properties, rights and assets necessary for the fulfillment of its responsibilities under the Research Program, subject to no claim of any third party other than any relevant lessors or licensors.

11. Covenants of Medarex and Pfizer Other Than Reporting Requirements. Throughout the Contract Period, Medarex and Pfizer each shall:

11.1 maintain and preserve its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is from time to time necessary or desirable in view of their business and operations or the ownership of their properties.

11.2 comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority to the extent necessary to conduct the Research Program, except for those laws, rules, regulations, and orders it may be contesting in good faith.

12. Indemnification. Pfizer and Medarex will indemnify each other for damages, settlements, costs, legal fees and other expenses incurred in connection with a claim by a third party against either party based on any action or omission of the indemnifying party’s agents, employees, officers and consultants related to its obligations under this Agreement; provided, however, that the foregoing shall not apply (i) if the claim is found to be based upon the negligence, recklessness or wilful misconduct of the party seeking indemnification; or (ii) if such party fails to give the other party prompt notice of any claim it receives and such failure materially prejudices the other party with respect to any claim or action to which its obligation pursuant to this Section applies. In addition to the foregoing, Pfizer shall indemnify Medarex for claims arising from the use of Pfizer Technology, the sale of Licensed Antibody Products, and the exercise of rights granted to Pfizer under Section 5.2 of the Research Agreement, or under the License Agreement (including without limitation product liability claims). The indemnifying party, in its sole discretion, shall choose legal counsel, shall control the defense of such claim or action and shall have the right to settle same on such terms and conditions it deems advisable; provided however, it shall obtain the other party’s prior consent to such part of any settlement which requires payment or other action by the other party or is likely to have a material adverse effect on the other party’s business.

13. Notices. All notices shall be in writing mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follow, or to such other address as may be designated from time to time:

If to Pfizer:	Pfizer Global Research and Development
Eastern Point Road
Groton, CT 06340
Attention: Dr. John LaMattina, EVP, PGRD
with copy to: Joshua A. Kalkstein, Assistant General Counsel

If to Medarex:	Medarex, Inc.
707 State Road, Suite 206
Princeton, New Jersey 08540
USA
Attention: Senior Vice President, Business Development
Fax No.: (609) 430-2850

with a copy to:	Medarex, Inc.
707 State Road, Suite 206
Princeton, New Jersey 08540
USA
Attention: General Counsel
Fax No.: (609) 430-4215

Notices shall be deemed given as of the date sent.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. Miscellaneous.

15.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

15.2 Headings. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

15.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

15.4 Amendment, Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

15.5 No Third Party Beneficiaries. No third party including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any third party.

15.6 Assignment and Successors. This Agreement may not be assigned by either party without prior written consent of the other party, except that each party may assign this Agreement and the rights, interests, and obligations of such party, in whole or in part, to any of its Affiliates, any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations.

15.7 Force Majeure. Neither Pfizer nor Medarex shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or Medarex.

15.8 Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be affected.

15.9 Retained Rights; No Further Rights. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be granted or created by implication, estoppel or otherwise. It is understood and agreed that

Medarex shall retain rights to make, have made, import, use, offer for sale, sell and otherwise commercialize the Mice, itself or with third parties, for any uses, other than those for which Pfizer has been granted licenses under this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

PFIZER INC.

By:

Title:

MEDAREX, INC.

By:

Title:

GENPHARM INTERNATIONAL, INC.

By:

Title:

cc:	Pfizer Inc., Legal Division, Groton, CT 06340